EXHIBIT 21.1

SUBSIDIARIES OF PROLOGIS, INC. AND PROLOGIS L.P.

Prologis, L.P. is a direct subsidiary of Prologis, Inc. Prologis, L.P. and its subsidiaries are in the real estate operations, development and private capital business. The following is a list of subsidiaries of Prologis, L.P. as of December 31, 2012:

Name of Entity	Jurisdiction of Organization
Entities that engage in real estate operation and development:

AMB/AFCO Cargo, LLC and eight subsidiaries	Delaware
AMB Canada GP, LLC	Delaware
AMB Canada GP 2, LLC	Delaware
AMB HFC LP and ten subsidiaries	Delaware
AMB/IMDH Beacon Lakes, LLC and one subsidiary	Delaware
AMB Portview Center, LLC	Delaware
Headlands Realty Corporation and eight subsidiaries	California
Headlands Realty Corporation and four foreign subsidiaries	California
Headlands Realty II Corporation and one subsidiary	Maryland
IMD Holding Corporation and two subsidiaries	Delaware
Palmtree Acquisition Corporation and sixty-seven subsidiaries	Delaware
PLD/BB Owner LLC	Delaware
PLD/BB Owner II LLC	Delaware
PLD-TRS Holding LLC	Delaware
PLD International Finance, LLC and two domestic and ten foreign subsidiaries	Delaware
PLD International Holding LLC and one hundred ninety-nine foreign subsidiaries	Delaware
Prologis 2, L.P. and eleven subsidiaries	Delaware
Prologis AMS, L.P. and five subsidiaries	Delaware
Prologis Brazil Logistics Partners Fund I, L.P. and fifteen foreign subsidiaries	Delaware
Prologis Fraser, L.P. and sixteen subsidiaries	Delaware
Prologis Institutional Alliance REIT 2, Inc. and three subsidiaries	Delaware
Prologis Limited Partnership I	Delaware
Prologis Logistics Services Incorporated and fifty-four subsidiaries	Delaware
Prologis Park Chicago LLLP	Illinois
Prologis Park Redlands 5 LLC	Delaware
ProLogis Cayman Limited	Cayman Islands
AMB Fondo Logistico 1, S. de C.V. de R. L. and fifteen subsidiaries	Mexico
AA Logisitics C.V. and one subsidiary	Netherlands
Prologis Industrial Holdings Limited and eleven subsidiaries	United Kingdom
Prologis Poland Developments FIZ AN and eight foreign subsidiaries	Luxembourg
Prologis UK Holdings S.A. and ninety foreign subsidiaries	Luxembourg
Siziano Logistics Park S.R.L. and one subsidiaries	Italy
Saint Pathus SAS and one subsidiaries	France
TCL Holding Sarl and one subsidiary	Luxembourg

Entities that engage in providing management services:
Prologis Management LLC	Delaware
Keystone Realty Services Incorporated	Pennsylvania
Prologis NA2 Management LLC	Delaware
Prologis de Mexico S.A. de C.V.	Mexico
Prologis Japan Management LLC and four foreign subsidiaries	Delaware
Prologis Management Services Sarl and three foreign subsidiaries	Luxembourg
Prologis Services Sarl	Luxembourg
Prologis Directorship BV	Netherlands
Prologis Directorship II BV	Netherlands
Prologis Directorship Sarl	Luxembourg

Prologis Park Bradford Management Company Limited	United Kingdom
Prologis RFI DIRFT Management Company Limited	United Kingdom
Prologis Park Ryton Management Company Limited	United Kingdom
Prologis Park Midpoint 2 Management Company Limited	United Kingdom
Prologis Park Littlebrook Management Company Limited	United Kingdom
Prologis B.V. and twenty-four foreign subsidiaries	Netherlands
Prologis UK Financial Services Limited	United Kingdom
PLD Finance Management LLC	Delaware
PLD Finance Management BV	Netherlands

Other entities:
Solution Insurance Ltd.	Bermuda